       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2000

                                                 REGISTRATION NO. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                -------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                -------------------------------------------------

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

    OHIO                                                          34-1803229
--------------------------------------------------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                32000 Aurora Road
                                Solon, Ohio 44139
                                 (440) 519-0500
                    (Address of Principal Executive Offices)

                              AMENDED AND RESTATED
                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                            1998 INCENTIVE AWARD PLAN
                            -------------------------
                            (Full title of the Plan)

                                WAYNE R. HELLMAN
                      Advanced Lighting Technologies, Inc.
                                32000 Aurora Road
                                Solon, Ohio 44139
                                 (440) 519-0500
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent for Service)

                -------------------------------------------------
                          Copy to: JAMES S. HOGG, ESQ.
                           Cowden, Humphrey & Sarlson
                               1414 Terminal Tower
                                50 Public Square
                              Cleveland, Ohio 44113
                                 (216) 241-2880
                -------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                      PROPOSED           PROPOSED
                                     AMOUNT            MAXIMUM            MAXIMUM            AMOUNT OF
      TITLE OF SECURITIES             TO BE         OFFERING PRICE       AGGREGATE         REGISTRATION
       TO BE REGISTERED          REGISTERED (1)     PER SHARE (2)    OFFERING PRICE (2)         FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        750,000            $13.86           $10,395,000          $2,744.28
===========================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.
(2) Maximum offering price is not determinable, since the price per share will vary from time to time depending on the market value of the Common Stock. Maximum offering price has been calculated in accordance with Rule 457(c) and Rule 457(h), based upon the average of the reported high and low sales prices of the Common Stock quoted on the Nasdaq National Market on May 4, 2000, of $13.86 per share.

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Advanced Lighting Technologies, Inc. (the "Company") with the Securities and Exchange Commission regarding Amended and Restated Advanced Lighting Technologies, Inc. 1998 Incentive Award Plan (the "Plan") on February 5, 1998, Registration No. 333-45689 are incorporated by reference into this Registration Statement and made a part hereof.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation S-K:

         Exhibit No.         Description
         -----------         -----------
          5                  Opinion of Cowden, Humphrey & Sarlson
         23.1                Consent of Grant Thornton LLP
         23.2                Consent of Ernst & Young LLP
         23.3                Consent of Cowden, Humphrey & Sarlson
                             (contained in Exhibit 5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on May 8, 2000.

                                            ADVANCED LIGHTING TECHNOLOGIES, INC.

                                            By:  /s/  Alan J. Ruud
                                                 -----------------------
                                                 Alan J. Ruud
                                                 President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                      Date
        ---------                           -----                      ----

/s/ Wayne R. Hellman         Chairman and Chief Executive Officer      May 8, 2000
-------------------------
Wayne R. Hellman

/s/ Nicholas R. Sucic        Chief Financial Officer, Vice President   May 8, 2000
--------------------------   and Treasurer (Chief Accounting Officer)
Nicholas R. Sucic

/s/ Alan J. Ruud             Vice Chairman, President,                 May 8, 2000
--------------------------   Chief Operating Officer and Director
Alan J. Ruud

/s/ Louis S. Fisi            Director                                  May 8, 2000
--------------------------
Louis S. Fisi

/s/ Theodore A. Filson       Director                                  May 8, 2000
--------------------------
Theodore A. Filson

/s/ Francis H. Beam          Director                                  May 8, 2000
--------------------------
Francis H. Beam

/s/ Susuma Harada            Director                                  May 8, 2000
--------------------------
Susuma Harada

/s/ A Gordon Tunstall        Director                                  May 8, 2000
--------------------------
A Gordon Tunstall

/s/ John R. Buerkle          Director                                  May 8, 2000
--------------------------
John R. Buerkle

/s/ Thomas K. Lime           Director                                  May 8, 2000
--------------------------
Thomas K. Lime

/s/ John E. Breen            Director                                  May 8, 2000
--------------------------
John E. Breen

                                  EXHIBIT INDEX


    Exhibit No.               Description                                 Page
    -----------               -----------                                 ----

     5                        Opinion of Cowden, Humphrey & Sarlson
    23.1                      Consent of Grant Thornton LLP
    23.2                      Consent of Ernst & Young LLP
    23.3                      Consent of Cowden,  Humphrey & Sarlson
                              (contained in Exhibit 5)